Exhibit 10.26
Execution Version

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of July 5, 2007, by and between David Derrick, James Dalton and ADP Management, Inc., 1401 North Highway 89, Farmington, UT 84025 (collectively referred to herein as “Sellers” and each individually as a “Seller”), and VATAS Holding GmbH, a German limited liability company with offices at Friedrichstrasse 95, D-10117, Berlin, Germany (“Purchaser”).

WHEREAS, Purchaser and Sellers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, Purchaser desires to purchase and Sellers desire to sell, upon the terms and conditions set forth in this Agreement, an aggregate of 6,000,000 shares of Common Stock, par value $.0001 of REMOTE MDX, INC. (the “Common Stock”), a Utah corporation (the “Company”), with each Seller contributing the allocable portion specified in Schedule A;

WHEREAS, in consideration for Sellers agreeing to sell the Common Stock, Purchaser shall pay Sellers an aggregate of $7,800,000.00 in cash;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           PURCHASE AND SALE OF COMMON STOCK.

  a.           Purchase of the Common Stock.  On the Closing Date (as defined below), Sellers agree to sell and deliver to Purchaser, and Purchaser agrees to purchase from Sellers, the Common Stock in consideration for $7,800,000 cash (the “Purchase Price”).

  b.           Closing Date.  Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 5 and Section 6 below, the date and time of the sale of the Common Stock pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon Eastern Daylight Time on or before July 25, 2007 or such other mutually agreed upon time.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

  c.           Form of Payment.  Purchaser agrees to pay to Sellers the Purchase Price on the terms and conditions as set forth below:

i.
The Purchase Price shall be paid in United States dollars via wire transfer of immediately available funds to an escrow account designated by Sellers in writing not less than five (5) business days prior to the Closing Date and shall be paid at Closing;

ii.	The Purchase Price shall be allocated among Sellers in accordance with their respective pro rata contributions of Common Stock as listed on Schedule A.

  d.            Delivery of Common Stock.  Sellers shall deliver to Purchaser 6,000,000 shares of Common Stock, with restrictive legend in Purchaser’s name, duly endorsed for transfer on behalf of Sellers.  The Company, evidenced by its signature at the foot of this Agreement, hereby represents and warrants that upon delivery to the Transfer Agent, Company shall promptly cause to be issued to Purchaser, at Sellers’ cost and expense, one or more new certificates in the aggregate amount of 6,000,000 shares of Common Stock in the name of Purchaser, with restrictive legend.

2.           PURCHASER’S REPRESENTATIONS AND WARRANTIES.  Purchaser represents and warrants to Sellers that:

  a.           Accredited Purchaser; Investment Purpose.  Purchaser represents that it is an “Accredited Investor” as defined in Regulation D under the 1933 Act.  Purchaser is purchasing the Common Stock for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, nor with any present intention of distributing or selling the same, and it has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof; provided, however, that by making the representations herein, Purchaser does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and applicable state securities laws.

  b.           Reliance on Exemptions.  Purchaser understands that the Common Stock is being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Sellers are relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Common Stock.

  c.           Non-affiliate Status.  Purchaser is not, and has not for in excess of ninety (90) days been, and as a result of the purchase of the Common Stock will not be, an “affiliate” (“Affiliate”) of the Company, as that term is defined by Rule 144 under the 1933 Act (“Rule 144”).  Purchaser is not acting in concert with any other person in a manner that would require its purchases of securities to be aggregated for purposes of Rule 144 or would cause Purchaser to be considered an “Underwriter” as that term is defined by Section 2 of the 1933 Act.

  d.           Company Information.   Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, including copies of the Company’s most recent financial statements for the year ended September 30, 2006 and the six months ended March 31, 2007 (unaudited) Purchaser and its advisors have been afforded the opportunity to ask questions of Sellers.  Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on Sellers’ representations and warranties contained in Section 3 below.

  e.           Governmental Review.  Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Stock.

  f.           Transfer or Resale.  Purchaser understands that (i) the sale or resale of the Common Stock has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Common Stock may not be transferred unless (a) the Common Stock is sold pursuant to an effective registration statement under the 1933 Act, (b) the Common Stock is sold or transferred pursuant to an exemption from such registration, (c) the Common Stock is sold or transferred to an Affiliate of Purchaser who agrees to sell or otherwise transfer the Common Stock only in accordance with this Section 2(f) and who is an Accredited Investor or (d) (i) the Common Stock is sold pursuant to Rule 144, if such Rule is available, (ii) any sale of such Common Stock made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Common Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder and (iii) neither Sellers nor any other persons are under any obligation to comply with the terms and conditions of any exemption under the 1933 Act.

  g.           Authorization; Enforcement.  This Agreement has been duly and validly authorized by Purchaser.  This Agreement has been duly executed and delivered on behalf of Purchaser, and this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

3.           REPRESENTATIONS AND WARRANTIES OF SELLERS.  Each Seller represents and warrants to Purchaser that:

  a.           Authorization; Enforcement.  (i) Seller has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to sell the Common Stock, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by Seller and the consummation by it of the transactions contemplated hereby (including without limitation, the sale of the Common Stock to Purchaser) have been duly authorized by Seller and no further consent or authorization of Seller or its members is required, (iii) this Agreement has been duly executed and delivered by Seller, and (iv) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application

  b.           Title.  Seller has good and marketable title to the Common Stock, free and clear of all liens, pledges and encumbrances of any kind.

  c.           No Conflicts.  The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby (including, without limitation, the sale of the Common Stock to Purchaser) will not (i) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Seller is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Seller is subject) applicable to Seller or by which any property of the Company or the Common Stock are bound or affected.  Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable federal and state securities laws, neither Seller nor the Company is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.  Except for filings that may be required under applicable federal and state securities laws in connection with the issuance and sale of the Common Stock, all consents, authorizations, orders, filings and registrations which Seller is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

  d.           No Brokers.  Seller has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

  f.           No Other Representations.   Except as specifically set forth herein, Seller makes no representations or warranties with respect to the Company, its financial status, earnings, assets, liabilities, corporate status or any other matter.

4.           COVENANTS.

  a.           Best Efforts.  The parties shall use their commercially reasonable efforts to satisfy timely each of the conditions described in Section 5 and Section 6 of this Agreement.

  b.           Refraining from Sales.  Sellers shall not, and shall cause their Affiliates not to engage, directly or indirectly, in any sale, transfer or other disposition of Common Stock, whether restricted or otherwise, for a period of 60 days following the Closing Date.

5.           CONDITIONS TO SELLERS’ OBLIGATION TO SELL.  The obligation of Sellers hereunder to sell and deliver the Common Stock to Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for Sellers’ sole benefit and may be waived by Sellers at any time in their sole discretion:

  a.           Purchaser shall have executed this Agreement and delivered the same to Sellers.

  b.           Purchaser shall have delivered the Purchase Price in accordance with Section 1(c) above.

  c.           The representations and warranties of Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

  d.           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.           CONDITIONS TO PURCHASER’S OBLIGATION TO PURCHASE.  The obligation of Purchaser hereunder to purchase the Common Stock at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion.

  a.           Sellers shall have executed this Agreement and delivered same to Purchaser.

  b.           Sellers shall deliver the Company’s duly executed counterpart of the letter agreement by and between Purchaser and the Company regarding the registration rights of the Common Stock.

  c.           Sellers shall have delivered to Purchaser the shares of Common Stock duly endorsed for transfer in accordance with Section 1(c) above.

  d.           The representations and warranties of each Seller shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and Sellers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Sellers at or prior to the Closing Date.

  e.           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.           GOVERNING LAW; MISCELLANEOUS.

  a.           Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT ANY PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

  b.           Counterparts; Signatures by Electronic Delivery.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

  c.           Headings.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

  d.           Severability.  In the event that any provision of this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

  e.           Entire Agreement; Amendments.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Sellers nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

  f.           Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service), facsimile or electronic mail, in each case addressed to a party.  The addresses for such communications shall be:

If to Sellers:

ADP Management
1401 North Highway 89
Farmington, UT 84025
Attn: David Derrick
Tel: 801-451-5742
Facsimile:
E-mail: dderrick@connect2.com

If to Purchaser:
VATAS Holding GmbH
Friedrichstrasse 95
D-10117
Berlin, Germany
Attention: Lars Windhorst
Facsimile: +49 0 30 206187 20
E-mail: Lars.Windhorst@vatas.de

With a copy to:
Morrison & Foerster MNP
CityPoint
One Ropemaker Street
London
EC2Y 9AW
United Kingdom
Attention: Kristian Wiggert
Facsimile: +44 (0)20 7496 8500
E-mail: KWiggert@MoFo.com

Each party shall provide notice to the other party of any change in address.

  g.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Sellers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser.  Purchaser may assign its rights hereunder to any person that purchases the Common Stock in a private transaction from Purchaser or to any of its Affiliates, without the consent of Sellers.  Purchaser may substitute an alternative party associated with Purchaser to act as the purchaser of the Common Stock pursuant to this Agreement.

  h.           Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

  i.           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

  j.           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, Purchaser and Sellers have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

ADP Management

By:   /s/ David Derrick
Name:      David Derrick
Title:         Secretary / Treasurer

David Derrick

By:  /s/ David Derrick

James Dalton

By:  /s/ James Dalton

VATAS Holding GmbH

By:      /s/ Peter Ogrisek
Name:      Peter Ogrisek
Title:         Managing Director

Schedule A

Shareholder	Contributed Amount of Shares By Each Seller

Jim Dalton	2,477,000

David Derrick	2,523,000

ADP Management	1,000,000

Total	6,000,000